UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

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GRAN TIERRA ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW Calgary, Alberta, Canada T2P 0R3
(Address of Principal Executive Offices) (Zip Code)

(403) 265-3221
(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 21, 2016, Gran Tierra Energy Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Scotia Capital Inc., RBC Dominion Securities Inc., Dundee Securities Ltd., as representatives of the several underwriters (the “Representatives”), and TD Securities Inc., Peters & Co. Limited, GMP Securities L.P., Morgan Stanley Canada Limited, CIBC World Markets Inc., Canaccord Genuity Corp., Cormark Securities Inc., HSBC Securities (Canada) Inc., Natixis Securities Americas LLC, and Paradigm Capital Inc., as underwriters (collectively, the “Underwriters”), in connection with an underwritten public offering of 43,335,000 shares of common stock (the “Firm Shares”). The offering price to the public of the Firm Shares is $3.00 per share, and the Company agreed to pay the Underwriters an underwriting commission of $0.12 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects the net proceeds from the offering of the Firm Shares to be approximately $123.9 million. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase from the Company up to an additional 6,500,250 shares of its common stock. The Company intends to use the net proceeds of this offering (including any amounts received from the exercise of the underwriters’ option to purchase additional shares) to repay borrowings outstanding under its revolving credit facility, which amounts may be reborrowed for general corporate purposes, including to fund appraisal and development and to finance potential acquisitions.

The offering of the Shares is being made in the United States pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-212819) of the Company, filed with and deemed automatically effective by the Securities and Exchange Commission on August 1, 2016. The offering is also being made in Canada pursuant to a supplement to the Company’s MJDS shelf prospectus, which has been filed with applicable Canadian securities regulatory authorities.

Closing of the issuance and sale of the Firm Shares is scheduled for November 29, 2016, subject to customary closing conditions. A legal opinion relating to the validity of the Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to limited exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Representatives.

The Company intends to use more than 5% of the net proceeds of this offering to repay outstanding indebtedness under its credit agreement. The Bank of Nova Scotia serves as the administrative agent and is a lender under this agreement, and the Royal Bank of Canada, HSBC Bank Canada and Natixis, New York Branch are lenders under this agreement. Because Scotia Capital Inc., an affiliate of The Bank of Nova Scotia, RBC Dominion Securities Inc., an affiliate of the Royal Bank of Canada, HSBC Securities (Canada) Inc., an affiliate of HSBC Bank Canada, and Natixis Securities Americas LLC, an affiliate of Natixis, New York Branch are underwriters in this offering, a ‘‘conflict of interest’’ is deemed to exist under FINRA Rule 5121. Accordingly, the offering was made in compliance with the applicable provisions of FINRA Rule 5121. In addition, in accordance with Rule 5121, Scotia Capital Inc., RBC Dominion Securities Inc., HSBC Securities (Canada) Inc., and Natixis Securities Americas LLC will not make sales to discretionary accounts without the prior written consent of the customer. Peter Dey, the chairman of Paradigm Capital Inc., is a member of the Company’s board of directors.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company’s securities and instruments. The Underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 21, 2016, by and among Gran Tierra Energy Inc., and Scotia Capital Inc., RBC Dominion Securities Inc., Dundee Securities Ltd., TD Securities Inc., Peters & Co. Limited, GMP Securities L.P., Morgan Stanley Canada Limited, CIBC World Markets Inc., Canaccord Genuity Corp., Cormark Securities Inc., HSBC Securities (Canada) Inc., Natixis Securities Americas LLC, and Paradigm Capital Inc., as underwriters.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2016

GRAN TIERRA ENERGY INC.

By:	/s/ David Hardy
Name:	David Hardy
Title:	V.P. Legal and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 21, 2016, by and among Gran Tierra Energy Inc., and Scotia Capital Inc., RBC Dominion Securities Inc., Dundee Securities Ltd., TD Securities Inc., Peters & Co. Limited, GMP Securities L.P., Morgan Stanley Canada Limited, CIBC World Markets Inc., Canaccord Genuity Corp., Cormark Securities Inc., HSBC Securities (Canada) Inc., Natixis Securities Americas LLC, and Paradigm Capital Inc., as underwriters.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

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